Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2025 Third Quarter Results
Total Revenues of $699.2M, up 13% Year Over Year
Subscription Services Revenues of $580.9M, up 17% Year Over Year

PLEASANTON, CA - December 5, 2024 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its third quarter ended October 31, 2024.
“It was a great quarter of innovation and excellent execution across the board,” said CEO Peter Gassner. “Especially significant was the hard work for the long term. We deepened a number of large, highly strategic relationships and are set to deliver the next generation of CRM this month with Vault CRM Suite to connect sales, marketing, and medical – a first for the industry.”
Fiscal 2025 Third Quarter Results:
•Revenues(1): Total revenues for the third quarter were $699.2 million, up from $616.5 million one year ago, an increase of 13% year over year. Subscription services revenues for the third quarter were $580.9 million, up from $494.9 million one year ago, an increase of 17% year over year.
•Operating Income and Non-GAAP Operating Income(1)(2): Third quarter operating income was $181.4 million, compared to $128.5 million one year ago, an increase of 41% year over year. Non-GAAP operating income for the third quarter was $304.0 million, compared to $234.6 million one year ago, an increase of 30% year over year.
•Net Income and Non-GAAP Net Income(1)(2): Third quarter net income was $185.8 million, compared to $135.2 million one year ago, an increase of 37% year over year. Non-GAAP net income for the third quarter was $288.3 million, compared to $218.7 million one year ago, an increase of 32% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1)(2): For the third quarter, fully diluted net income per share was $1.13, compared to $0.83 one year ago, while non-GAAP fully diluted net income per share was $1.75, compared to $1.34 one year ago.
"We delivered results ahead of guidance on all metrics, reflecting our operational discipline and the durability of our model,” said CFO Brian Van Wagener. “With a clear product strategy, focused execution, and large market opportunity we are well positioned for strong growth and profitability for many years to come.”
Recent Highlights:
•Leading in CRM with Innovation, Execution, and Customer Success Focus – Leadership in CRM continued with a focus on customer success and product excellence. More than 30 customers are now live on Vault CRM and the seven migrations from Veeva CRM to Vault CRM are on track for completion by year end. In November, the fourth top 20 biopharma committed to Vault CRM as its commercial foundation. And as planned, this month the latest release of Vault CRM will include the full functionality of Veeva CRM and additional new capabilities, marking the availability of the next generation of CRM for the industry.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•New AI Capabilities Coming to Commercial – Veeva announced three new AI innovations planned for availability in late 2025. Coming in Vault CRM is CRM Bot, a GenAI assistant, and Voice Control, a voice interface leveraging Apple Intelligence. The company also announced MLR Bot for Vault PromoMats, which uses a Veeva-hosted large language model to speed review and approval by checking quality and content of promotional materials.
•Long-term Focus on the Major Quality Opportunity – With the addition of more than 25 customers in the quarter, now more than 600 customers have selected at least one of the seven Vault Quality Suite applications available today. This milestone, along with the continued expansion of current customers with additional Quality applications, is the result of Veeva’s long-term view to building clear leadership in large markets through product excellence and customer success.
Financial Outlook:
Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2025 as follows:
•Total revenues between $696 and $699 million.
•Non-GAAP operating income of about $275 million(3).
•Non-GAAP fully diluted net income per share of approximately $1.57(3).
Veeva is providing updated guidance for its fiscal year ending January 31, 2025 as follows:
•Total revenues between $2,722 and $2,725 million.
•Non-GAAP operating income of about $1,120 million(3).
•Non-GAAP fully diluted net income per share of approximately $6.44(3).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, December 5, 2024, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2025 Third Quarter Results Conference Call
When:	Thursday, December 5, 2024
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://registrations.events/direct/Q4I86021395
Webcast:	ir.veeva.com

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

___________
(1) The customer contracting change that standardized termination for convenience (TFC) rights in our master subscription agreements resulted in a change in the timing of revenue for certain customer contracts and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in the third quarter of fiscal 2024.
(2) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(3) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2025 or the fiscal year ending January 31, 2025 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of December 5, 2024, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations and impacts related to Russia’s invasion of Ukraine and the Israel-Hamas conflict), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 36 and 37 in our filing on Form 10-Q for the period ended July 31, 2024 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,044,511	$703,487
Short-term investments	4,018,475	3,324,269
Accounts receivable, net	255,817	852,172
Unbilled accounts receivable	45,472	36,365
Prepaid expenses and other current assets	82,885	86,918
Total current assets	5,447,160	5,003,211
Property and equipment, net	55,695	58,532
Deferred costs, net	22,515	23,916
Lease right-of-use assets	60,325	45,602
Goodwill	439,877	439,877
Intangible assets, net	48,527	63,017
Deferred income taxes	322,652	233,463
Other long-term assets	56,102	43,302
Total assets	$6,452,853	$5,910,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,845	$31,513
Accrued compensation and benefits	34,634	43,433
Accrued expenses and other current liabilities	30,906	32,980
Income tax payable	10,803	11,862
Deferred revenue	739,657	1,049,761
Lease liabilities	9,156	9,334
Total current liabilities	857,001	1,178,883
Deferred income taxes	475	2,052
Lease liabilities, noncurrent	62,545	46,441
Other long-term liabilities	31,429	38,720
Total liabilities	951,450	1,266,096
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,248,890	1,915,002
Accumulated other comprehensive loss	(6,459)	(10,637)
Retained earnings	3,258,970	2,740,457
Total stockholders’ equity	5,501,403	4,644,824
Total liabilities and stockholders’ equity	$6,452,853	$5,910,920

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Revenues:
Subscription services(4)	$580,850	$494,912	$1,676,082	$1,380,095
Professional services and other(5)	118,357	121,593	349,651	352,960
Total revenues	699,207	616,505	2,025,733	1,733,055
Cost of revenues(6):
Cost of subscription services	82,638	74,435	239,577	213,179
Cost of professional services and other	91,751	93,247	279,068	290,184
Total cost of revenues	174,389	167,682	518,645	503,363
Gross profit	524,818	448,823	1,507,088	1,229,692
Operating expenses(6):
Research and development	172,411	161,278	511,551	465,466
Sales and marketing	98,695	96,773	297,524	282,269
General and administrative	72,359	62,283	195,001	187,887
Total operating expenses	343,465	320,334	1,004,076	935,622
Operating income	181,353	128,489	503,012	294,070
Other income, net	60,937	42,187	171,239	111,260
Income before income taxes	242,290	170,676	674,251	405,330
Income tax provision	56,482	35,518	155,738	27,023
Net income	$185,808	$135,158	$518,513	$378,307
Net income per share:
Basic	$1.15	$0.84	$3.21	$2.36
Diluted	$1.13	$0.83	$3.15	$2.32
Weighted-average shares used to compute net income per share:
Basic	161,987	160,768	161,707	160,344
Diluted	164,979	163,761	164,838	163,129
Other comprehensive income:
Net change in unrealized (loss) gain on available-for-sale investments	$(738)	$(2,637)	$5,576	$(6,100)
Net change in cumulative foreign currency translation loss	(146)	(518)	(1,398)	(309)
Comprehensive income	$184,924	$132,003	$522,691	$371,898

(4) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$278,377	$251,167	$811,503	$733,921
Veeva R&D Solutions	302,473	243,745	864,579	646,174
Total subscription services	$580,850	$494,912	$1,676,082	$1,380,095

(5) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$45,855	$47,899	$139,695	$140,082
Veeva R&D Solutions	72,502	73,694	209,956	212,878
Total professional services and other	$118,357	$121,593	$349,651	$352,960

(6) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,696	$1,604	$4,892	$4,857
Cost of professional services and other	12,929	12,943	38,640	39,881
Research and development	48,014	45,711	138,741	129,909
Sales and marketing	21,214	23,460	67,928	67,084
General and administrative	34,006	17,508	71,945	53,109
Total stock-based compensation	$117,859	$101,226	$322,146	$294,840

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended October 31,
	2024	2023
Cash flows from operating activities
Net income	$518,513	$378,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,451	24,000
Reduction of operating lease right-of-use assets	8,348	8,885
Accretion of discount on short-term investments	(20,442)	(19,298)
Stock-based compensation	322,146	294,840
Amortization of deferred costs	11,507	12,843
Deferred income taxes	(91,231)	(80,132)
(Gain) loss on foreign currency from mark-to-market derivative	(880)	841
Bad debt expense	415	630
Changes in operating assets and liabilities:
Accounts receivable	595,940	446,921
Unbilled accounts receivable	(9,107)	37,337
Deferred costs	(10,106)	(751)
Prepaid expenses and other current and long-term assets	1,354	(6,806)
Accounts payable	424	(5,502)
Accrued expenses and other current liabilities	(10,240)	(9,572)
Income taxes payable	(1,059)	1,614
Deferred revenue	(321,090)	(228,120)
Operating lease liabilities	(7,131)	(4,263)
Other long-term liabilities	3,695	1,796
Net cash provided by operating activities	1,020,507	853,570
Cash flows from investing activities
Purchases of short-term investments	(2,206,521)	(2,142,068)
Maturities and sales of short-term investments	1,537,874	1,170,881
Long-term assets	(15,799)	(18,461)
Net cash used in investing activities	(684,446)	(989,648)
Cash flows from financing activities
Proceeds from exercise of common stock options	65,104	52,184
Taxes paid related to net share settlement of equity awards	(59,800)	(57,888)
Net cash provided by (used in) financing activities	5,304	(5,704)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,346)	(973)
Net change in cash, cash equivalents, and restricted cash	340,019	(142,755)
Cash, cash equivalents, and restricted cash at beginning of period	706,670	889,650
Cash, cash equivalents, and restricted cash at end of period	$1,046,689	$746,895

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$5,160	$68,575

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement. We exclude costs related to the settlement of certain litigation matters because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Net cash provided by operating activities on a GAAP basis	$164,117	$82,598	$1,020,507	$853,570
Excess tax benefits from employee stock plans	(898)	(3,275)	(5,160)	(68,575)
Net cash provided by operating activities on a non-GAAP basis	$163,219	$79,323	$1,015,347	$784,995
Net cash used in investing activities on a GAAP basis	$(298,226)	$(73,324)	$(684,446)	$(989,648)
Net cash provided by (used in) financing activities on a GAAP basis	$12,960	$(6,889)	$5,304	$(5,704)

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Cost of subscription services revenues on a GAAP basis	$82,638	$74,435	$239,577	$213,179
Stock-based compensation expense	(1,696)	(1,604)	(4,892)	(4,857)
Amortization of purchased intangibles	(1,043)	(1,126)	(3,265)	(3,343)
Cost of subscription services revenues on a non-GAAP basis	$79,899	$71,705	$231,420	$204,979

Gross margin on subscription services revenues on a GAAP basis	85.8%	85.0%	85.7%	84.6%
Stock-based compensation expense	0.3	0.3	0.3	0.3
Amortization of purchased intangibles	0.1	0.2	0.2	0.2
Gross margin on subscription services revenues on a non-GAAP basis	86.2%	85.5%	86.2%	85.1%

Cost of professional services and other revenues on a GAAP basis	$91,751	$93,247	$279,068	$290,184
Stock-based compensation expense	(12,929)	(12,943)	(38,640)	(39,881)
Amortization of purchased intangibles	(139)	(139)	(412)	(411)
Cost of professional services and other revenues on a non-GAAP basis	$78,683	$80,165	$240,016	$249,892

Gross margin on professional services and other revenues on a GAAP basis	22.5%	23.3%	20.2%	17.8%
Stock-based compensation expense	10.9	10.6	11.1	11.3
Amortization of purchased intangibles	0.1	0.2	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	33.5%	34.1%	31.4%	29.2%

Gross profit on a GAAP basis	$524,818	$448,823	$1,507,088	$1,229,692
Stock-based compensation expense	14,625	14,547	43,532	44,738
Amortization of purchased intangibles	1,182	1,265	3,677	3,754
Gross profit on a non-GAAP basis	$540,625	$464,635	$1,554,297	$1,278,184

Gross margin on total revenues on a GAAP basis	75.1%	72.8%	74.4%	71.0%
Stock-based compensation expense	2.1	2.4	2.1	2.6
Amortization of purchased intangibles	0.1	0.2	0.2	0.2
Gross margin on total revenues on a non-GAAP basis	77.3%	75.4%	76.7%	73.8%

Research and development expense on a GAAP basis	$172,411	$161,278	$511,551	$465,466
Stock-based compensation expense	(48,014)	(45,711)	(138,741)	(129,909)
Amortization of purchased intangibles	(29)	(29)	(85)	(85)
Research and development expense on a non-GAAP basis	$124,368	$115,538	$372,725	$335,472

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023

Sales and marketing expense on a GAAP basis	$98,695	$96,773	$297,524	$282,269
Stock-based compensation expense	(21,214)	(23,460)	(67,928)	(67,084)
Amortization of purchased intangibles	(3,544)	(3,555)	(10,558)	(10,550)
Sales and marketing expense on a non-GAAP basis	$73,937	$69,758	$219,038	$204,635

General and administrative expense on a GAAP basis	$72,359	$62,283	$195,001	$187,887
Stock-based compensation expense	(34,006)	(17,508)	(71,945)	(53,109)
Amortization of purchased intangibles	(57)	(57)	(170)	(169)
Litigation settlement	—	—	(5,000)	—
General and administrative expense on a non-GAAP basis	$38,296	$44,718	$117,886	$134,609

Operating expense on a GAAP basis	$343,465	$320,334	$1,004,076	$935,622
Stock-based compensation expense	(103,234)	(86,679)	(278,614)	(250,102)
Amortization of purchased intangibles	(3,630)	(3,641)	(10,813)	(10,804)
Litigation settlement	—	—	(5,000)	—
Operating expense on a non-GAAP basis	$236,601	$230,014	$709,649	$674,716

Operating income on a GAAP basis	$181,353	$128,489	$503,012	$294,070
Stock-based compensation expense	117,859	101,226	322,146	294,840
Amortization of purchased intangibles	4,812	4,906	14,490	14,558
Litigation settlement	—	—	5,000	—
Operating income on a non-GAAP basis	$304,024	$234,621	$844,648	$603,468

Operating margin on a GAAP basis	25.9%	20.8%	24.8%	17.0%
Stock-based compensation expense	16.9	16.4	15.9	17.0
Amortization of purchased intangibles	0.7	0.9	0.8	0.8
Litigation settlement	—	—	0.2	—
Operating margin on a non-GAAP basis	43.5%	38.1%	41.7%	34.8%

Net income on a GAAP basis	$185,808	$135,158	$518,513	$378,307
Stock-based compensation expense	117,859	101,226	322,146	294,840
Amortization of purchased intangibles	4,812	4,906	14,490	14,558
Litigation settlement	—	—	5,000	—
Income tax effect on non-GAAP adjustments(7)	(20,160)	(22,612)	(57,598)	(123,070)
Net income on a non-GAAP basis	$288,319	$218,678	$802,551	$564,635

Diluted net income per share on a GAAP basis	$1.13	$0.83	$3.15	$2.32
Stock-based compensation expense	0.71	0.62	1.95	1.81
Amortization of purchased intangibles	0.03	0.03	0.09	0.09
Litigation settlement	—	—	0.03	—
Income tax effect on non-GAAP adjustments(7)	(0.12)	(0.14)	(0.35)	(0.76)
Diluted net income per share on a non-GAAP basis	$1.75	$1.34	$4.87	$3.46
________________________
(7) For the three and nine months ended October 31, 2024 and 2023, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9